Exhibit 99.1

MALLINCKRODT PLC REPORTS FISCAL 2014 THIRD QUARTER FINANCIAL RESULTS;
UPDATES FULL-YEAR 2014 GUIDANCE, INCREASING
NET SALES AND ADJUSTED DILUTED EARNINGS PER SHARE

•	Guidance increased on full-year net sales and full-year adjusted diluted earnings per share, reflecting strength of base business and strong performance of OFIRMEV®

•
Third quarter net sales of $653 million, up 14.6%, and adjusted diluted earnings per share of $1.20; first nine months’ net sales of $1.751 billion and adjusted diluted earnings per share of $3.04, up 41%

DUBLIN - August 7, 2014 - Mallinckrodt plc (NYSE: MNK), a leading global specialty pharmaceutical company, today reported results for the third quarter of fiscal 2014, which ended June 27, 2014. The company also announced that it updated guidance for fiscal 2014 reflecting the strong performance of the company’s base business, and recently acquired OFIRMEV (acetaminophen) injection.
Net sales were $653.1 million for the third quarter of fiscal 2014 compared with $570.0 million reported in the third quarter of fiscal 2013, an increase of 14.6%. Strong net sales were driven by the inclusion and performance of OFIRMEV, acquired March 2014; continuing strength in our base specialty controlled substance generics portfolio; and positive Methylphenidate ER performance heightened by favorable comparisons over fiscal 2013.
On a non-GAAP(1) basis, adjusted net income for the third fiscal quarter of 2014 was $71.6 million, compared with $28.4 million a year ago. Non-GAAP adjusted diluted earnings per share were $1.20, the strongest results posted by the company since becoming independent.
On a GAAP basis, the company incurred a net loss for the third quarter of fiscal 2014 of $24.1 million, or $0.41 per diluted share, compared with a net loss of $27.9 million, or $0.48 per diluted share, in the year-ago period. The decline in net loss reflects higher net sales attributable to OFIRMEV and benefits from strategic pricing actions in certain specialty controlled substance generics products, along with a $42.4 million decrease in separation costs as compared with the third quarter of fiscal 2013. These factors were partially offset by a $42.7 million increase in amortization primarily associated with OFIRMEV, and $16.6 million of transaction costs associated with the pending acquisition of Questcor Pharmaceuticals, Inc.
“This has been another exceptionally strong quarter in what is shaping up to be a very promising year for Mallinckrodt,” said Mark Trudeau, Chief Executive Officer and President, Mallinckrodt. “This performance is being driven by the strength of our Specialty Pharmaceuticals segment in both Brands and Specialty Controlled Substance Generics, as well as streamlined costs from our on-going restructuring initiatives, leading to meaningful top-line and bottom-line growth. We continue to be pleased with the performance of our base business and recently added OFIRMEV, and look forward to closing the acquisition of Questcor in the coming weeks.”
Gross profit was $284.3 million for the third quarter of fiscal 2014, compared with $265.8 million in the prior-year period, driven by the inclusion and performance of OFIRMEV. Gross profit, as a percentage of net sales, was 43.5% for the quarter, versus 46.6% in the prior-year period. This result was impacted by a $52.2 million increase in amortization and inventory fair value expenses, primarily related to the acquisition of Cadence Pharmaceuticals, Inc.
Selling, general and administrative (SG&A) expenses for the third quarter of fiscal 2014 were $221.3 million, compared with $166.9 million in the same period in 2013. SG&A expenses as a percentage of net sales were 33.9% in the third quarter of fiscal 2014, compared with 29.3% in the prior year. The increase in SG&A includes the addition of OFIRMEV selling expenses and $16.6 million in transaction costs primarily associated with the pending Questcor acquisition, as well as $11.5 million in recent legal settlement costs.

R&D expenses for the third quarter of fiscal 2014 were $42.7 million, compared with $44.8 million in the prior-year period, reflecting project timing year over year.
Separation costs for the third quarter of fiscal 2014 were $1.8 million, compared with $44.2 million in the prior year. Separation costs in the third quarter of fiscal 2013 reflected the increased costs associated with the June 28, 2013 separation of the company from its former parent.
Under the previously announced $100 million to $125 million restructuring program designed to lower cost of goods sold and SG&A, restructuring charges were $23.8 million for the third quarter of fiscal 2014, compared with $11.3 million in the prior-year period.
The fiscal 2014 third quarter non-GAAP effective tax rate was 23.4%.
Nine-Month Fiscal 2014 Results
In the first nine months of fiscal 2014, net sales were $1.751 billion, compared with $1.659 billion in the first nine months of the prior year, representing a 5.5% increase. Net sales of the Specialty Pharmaceuticals segment increased to $1.048 billion compared with $0.913 billion, up 14.8%.
On a non-GAAP basis, adjusted net income was $179.2 million, compared with $123.9 million last year. Non-GAAP adjusted diluted earnings per share were $3.04, compared with $2.15 last year; an increase of 41.4%. This was attributable to benefits from strategic pricing initiatives, the inclusion and performance of OFIRMEV and lower tax provision expense. These factors were partially offset by higher supply chain costs experienced in the Global Medical Imaging segment and higher interest expense in fiscal year 2014.
On a GAAP basis, net income for the first nine months of fiscal 2014 was $33.1 million, compared with $25.3 million for the same period in 2013 - an increase of 30.8%. GAAP diluted earnings per share were $0.56, compared with $0.44 last year.
BUSINESS SEGMENT RESULTS
Specialty Pharmaceuticals Segment
Net sales in the Specialty Pharmaceuticals segment for the third quarter of fiscal 2014 were $414.3 million compared with $308.6 million in the prior-year period. Net sales in Brands were $84.9 million, compared with $54.9 million last year, led by OFIRMEV net sales and partially offset by decreased sales of EXALGO® (hydromorphone HCl) Extended-Release Tablets, CII, due to the launch of the company’s EXALGO authorized generic and a third-party generic entrant into the market. Net sales in Specialty Generics and Active Pharmaceutical Ingredients (API) were $329.4 million, compared with $253.7 million last year driven by increased profitability on certain Specialty Controlled Substance Generics products and continued strong Methylphenidate ER sales performance.
Segment operating income in the quarter was $125.6 million, compared with $94.8 million last year. Segment operating margin was 30.3%, compared with 30.7% reflecting expense recognition of OFIRMEV inventory fair value adjustments, Cadence integration costs and higher SG&A costs to support recent product launches.
Global Medical Imaging Segment
Net sales in the company's Global Medical Imaging segment were $227.1 million, versus $247.9 million in the third quarter of fiscal 2013. For the fiscal third quarter, operating income in the segment was $11.2 million, compared with $13.5 million last year. Operating margin was 4.9%, compared with 5.4% last year, reflecting lower net sales and higher inventory costs partially offset by benefits from restructuring actions.

FISCAL 2014 UPDATED GUIDANCE
Mallinckrodt is providing revised guidance for fiscal 2014, reflecting improved base performance and the completed acquisition of Cadence. This information is summarized below in comparison to the previous guidance issued on May 8, 2014 (excluding foreign currency impact).

Guidance Category	May 2014	August 2014
Adjusted diluted earnings per share	$3.30 to $3.60	$4.00 to $4.30
Total Mallinckrodt net sales(2)	$2.28 billion to $2.38 billion	$2.35 billion to $2.45 billion
Specialty Pharmaceuticals segment net sales	$1.38 billion to $1.43 billion	$1.425 billion to $1.5 billion
Global Medical Imaging segment net sales	$850 million to $900 million	$850 million to $900 million
Methylphenidate ER net sales	At least $160 million	At least $190 million
Non-GAAP effective tax rate	23% to 26%	22% to 25%
Capital expenditures	$130 million to $150 million	$115 million to $135 million
(2)Includes sales to former parent

CONFERENCE CALL AND WEBCAST
Mallinckrodt will hold a conference call for investors on Thursday, August 7, 2014, beginning at 8:30am/U.S. Eastern Time. This call can be accessed in three ways:

•	At the Mallinckrodt website: http://mallinckrodt.com/investor_relations.aspx

•
By telephone: For both “listen-only” participants and those who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. (844) 867-9755. For participants outside the U.S., the dial-in number is (901) 300-3301. The access code for all callers is #74207880.

•
Through an audio replay: A replay of the call will be available beginning Thursday afternoon, August 7, 2014, and ending at 12:59pm/ U.S. Eastern Time on August 14, 2014. The dial-in numbers for U.S. participants are (800) 585-8367 or (855) 859-2056. For participants outside the U.S., the replay dial-in number is (404) 537-3406. The replay access code for all callers is #74207880.

ABOUT MALLINCKRODT
Mallinckrodt is a global specialty pharmaceutical and medical imaging business that develops, manufactures, markets and distributes specialty pharmaceutical products and medical imaging agents. The company's core strengths include the acquisition and management of highly regulated raw materials; deep regulatory expertise; and specialized chemistry, formulation and manufacturing capabilities. The company's Specialty Pharmaceuticals segment includes branded and specialty generic drugs and active pharmaceutical ingredients, and the Global Medical Imaging segment includes contrast media and nuclear imaging agents. Mallinckrodt has approximately 5,500 employees worldwide and a commercial presence in roughly 65 countries. The company's fiscal 2013 revenue totaled $2.2 billion. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

(1)NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted gross profit, operational growth and effective tax rate, which are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations.
Adjusted net income represents net income, prepared in accordance with accounting principles generally accepted in the U.S. (GAAP), excluding the after-tax effects related to separation costs; restructuring and related charges, net; amortization; discontinued operations; and other items identified by the company. Adjusted diluted earnings per share represents adjusted net income divided by the number of diluted shares. The non-GAAP effective tax rate reflects the tax impact of adjustments between net income and adjusted net income and certain effects associated with acquisitions.
Adjusted gross profit represents gross profit, prepared in accordance with GAAP, excluding amortization and inventory step-up expense.
Operational growth measures the change in net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period. This measure is one of the performance metrics that determines management incentive compensation.
The company has provided these non-GAAP financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company's operating performance. In addition, the company believes that they will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these non-GAAP measures provides useful information about the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others.
Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cautionary Statements Related to Forward-Looking Statements
Statements in this document that are not strictly historical, including statements regarding the proposed acquisition, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt and Questcor operate; the commercial success of Mallinckrodt's and Questcor's products, including H.P. Acthar® Gel; Mallinckrodt's and Questcor's ability to protect intellectual property rights; the parties' ability to satisfy the merger agreement conditions and consummate the merger on the anticipated timeline or at all; the availability of financing, including the financing contemplated by the debt commitment letter, on anticipated terms or at all; Mallinckrodt's ability to successfully integrate Questcor's operations and employees with Mallinckrodt's existing business; the ability to realize anticipated growth, synergies and cost savings; Questcor's performance and maintenance of important business relationships; the lack of patent protection for Acthar, and the possible United States Food and Drug Administration ("FDA") approval and market introduction of additional competitive products; Questcor's reliance on Acthar for substantially all of its net sales and profits; Questcor's ability to continue to generate revenue from sales of Acthar to treat on-label indications associated with nephrotic syndrome, multiple sclerosis, infantile spasms or rheumatology-related conditions, and Questcor's ability to develop other therapeutic uses for Acthar; volatility in Questcor's Acthar shipments, estimated channel inventory, and end-user demand; an increase in the proportion of Questcor's Acthar unit sales comprised of Medicaid-eligible patients and government entities; Questcor's research and development risks, including risks associated with Questcor's work in the areas of nephrotic syndrome and lupus, and Questcor's efforts to develop and obtain FDA approval of Synacthen™ Depot; Mallinckrodt's ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; Mallinckrodt's ability to obtain and/or timely transport molybdenum-99 to its technetium-99m generator production facilities; customer concentration; cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations; Mallinckrodt's ability to successfully develop or commercialize new products; competition; Mallinckrodt's ability to achieve anticipated benefits of price increases; Mallinckrodt's ability to integrate acquisitions of technology, products and businesses generally; product liability losses and other litigation liability; the reimbursement practices of a small number of large public or private issuers; complex reporting and payment obligations under healthcare rebate programs; changes in laws and regulations; conducting business internationally; foreign exchange rates; material health, safety and environmental liabilities; litigation and violations; information technology infrastructure; and restructuring activities. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in (i) Mallinckrodt's SEC filings, including its Annual Report on Form 10-K for the fiscal year ended September 27, 2013, its Quarterly Reports on Form 10-Q for the quarterly periods ended December 27, 2013 and March 28, 2014; (ii) the SEC filings of Cadence Pharmaceuticals, Inc., which was acquired by Mallinckrodt on March 19, 2014, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013; and (iii) Questcor's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2013 (and the amendment thereto on Form 10-K/A), its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014, and its Current Report on Form 8-K filed with the SEC on July 10, 2014. The forward-looking statements made herein speak only as of the date hereof and none of Mallinckrodt, Questcor or any of their respective affiliates assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.
Important Information for Investors and Shareholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transaction between Mallinckrodt and Questcor, Mallinckrodt has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 containing a joint proxy statement of Mallinckrodt and Questcor that also constitutes a prospectus of Mallinckrodt. The registration statement on Form S-4 (File No. 333-196054)was declared effective by the SEC on July 11, 2014. Each of Mallinckrodt and Questcor mailed the joint proxy statement/prospectus to its respective shareholders on or around July 14, 2014. INVESTORS AND SECURITY HOLDERS OF MALLINCKRODT AND QUESTCOR ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the joint proxy statement/prospectus, the registration statement and other documents filed with the SEC by Mallinckrodt and Questcor through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Mallinckrodt will be available free of charge on Mallinckrodt’s internet website at www.mallinckrodt.com or by contacting Mallinckrodt’s Investor Relations Department at (314) 654-6650. Copies of documents filed with the SEC by Questcor will be available free of charge on Questcor’s internet website at www.questcor.com or by contacting Questcor’s Investor Relations Department at (714) 497-4899.

CONTACTS
John Moten
Vice President, Investor Relations
314-654-6650
john.moten@mallinckrodt.com

Lynn Phillips
Manager, Media Relations
314-654-3263
lynn.phillips@mallinckrodt.com

Meredith Fischer
Senior Vice President, Communications
314-654-3318
meredith.fischer@mallinckrodt.com

MALLINCKRODT PLC
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Three Months Ended
	June 27, 2014	Percent of Net sales	June 28, 2013	Percent of Net sales
Net sales	$653.1	100.0%	$570.0	100.0%
Cost of sales	368.8	56.5	304.2	53.4
Gross profit	284.3	43.5	265.8	46.6
Selling, general and administrative expenses	221.3	33.9	166.9	29.3
Research and development expenses	42.7	6.5	44.8	7.9
Separation costs	1.8	0.3	44.2	7.8
Restructuring charges, net	23.8	3.6	11.3	2.0
Gains on divestiture and license	(0.9)	(0.1)	(0.8)	(0.1)
Operating income	(4.4)	(0.7)	(0.6)	(0.1)
Interest expense	(22.7)	(3.5)	(9.4)	(1.6)
Interest income	0.3	—	—	—
Other expense, net	0.1	—	2.1	0.4
(Loss) income from continuing operations before income taxes	(26.7)	(4.1)	(7.9)	(1.4)
Provision for income taxes	(2.4)	(0.4)	19.8	3.5
Income from continuing operations	(24.3)	(3.7)	(27.7)	(4.9)
Loss from discontinued operations, net of income taxes	0.2	—	(0.2)	—
Net income	$(24.1)	(3.7)	$(27.9)	(4.9)

Basic earnings per share:
Income from continuing operations	$(0.42)		$(0.48)
Loss from discontinued operations	—		—
Net income	(0.41)		(0.48)
Diluted earnings per share:
Income from continuing operations	$(0.42)		$(0.48)
Loss from discontinued operations	—		—
Net income	(0.41)		(0.48)
Weighted-average number of shares outstanding(1):
Basic	58.5		57.7
Diluted	58.5		57.7

(1)	For periods prior to the separation from Covidien, weighted-average number of shares reflects the number of ordinary shares of Mallinckrodt outstanding immediately following the separation.

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data, net of tax)

	Three Months Ended
	June 27, 2014		June 28, 2013
	Net income	Diluted net income per share (3)	Net income	Diluted net income per share (4)
GAAP	$(24.1)	$(0.41)	$(27.9)	$(0.48)
Adjustments:
Separation costs	1.8	0.03	44.2	0.77
Restructuring and related charges, net (1)	24.2	0.41	12.1	0.21
Amortization expense	51.6	0.87	8.9	0.15
(Gain) loss from discontinued operations	(0.2)	—	0.2	—
Acquisition related expenses	16.6	0.28	—	—
Inventory step-up expense	9.5	0.16	—	—
Up-front and milestone payments	5.0	0.08	—	—
Significant legal charge	11.5	0.19	—	—
Income taxes (2)	(24.3)	(0.41)	(9.1)	(0.16)
As adjusted	$71.6	$1.20	$28.4	$0.49

(1)	Includes pre-tax accelerated depreciation of $0.4 million and $0.8 million for the three months ended June 27, 2014 and June 28, 2013, respectively.

(2)	Includes tax effect of above adjustments and certain effects associated with acquisitions.

(3)
For the three months ended June 27, 2014 the weighted-average number of shares reflects 59.5 million shares as compared to 58.5 million shares used in determining diluted earnings per share prepared in accordance with GAAP. The above non-GAAP measure includes 1.0 million shares that would be antidilutive to GAAP diluted earnings per share.

(4)	For periods prior to the separation from Covidien, weighted-average number of shares reflects the number of ordinary shares of Mallinckrodt outstanding immediately following the separation.

	Three Months Ended
	June 27, 2014		June 28, 2013
	Gross profit	Percent of Net sales	Gross profit	Percent of Net sales
GAAP	$284.3	43.5%	$265.8	46.6%
Adjustments:
Amortization expense	51.6	7.9	8.9	1.6
Inventory step-up expense	9.5	1.5	—	—
As adjusted	$345.4	52.9%	$274.7	48.2%

MALLINCKRODT PLC
SEGMENT NET SALES AND OPERATIONAL GROWTH
(unaudited, in millions)

	Three Months Ended
	June 27, 2014	June 28, 2013	Percent change	Currency impact	Operational growth
Specialty Pharmaceuticals
Specialty Generics and API	$329.4	$253.7	29.8%	(0.1)%	29.9%
Brands	84.9	54.9	54.6	—	54.6
	414.3	308.6	34.3	(0.1)	34.4
Global Medical Imaging
Contrast Media and Delivery Systems	116.7	138.9	(16.0)	(0.8)	(15.2)
Nuclear Imaging	110.4	109.0	1.3	1.6	(0.3)
	227.1	247.9	(8.4)	0.3	(8.7)

Other(1)	11.7	13.5	(13.3)	(6.0)	(7.3)
Net Sales	$653.1	$570.0	14.6%	(0.1)%	14.7%

(1)	Represents net sales to our former parent.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Three Months Ended
	June 27, 2014	June 28, 2013	Percent change
Specialty Pharmaceuticals
Methylphenidate ER	$54.7	$17.4	214.4%
Hydrocodone (API) and hydrocodone-containing tablets	25.3	36.2	(30.1)
Oxycodone (API) and oxycodone-containing tablets	53.8	35.8	50.3
Other controlled substances	154.4	128.1	20.5
Other	41.2	36.2	13.8
Specialty Generics and API	329.4	253.7	29.8
EXALGO	8.6	34.2	(74.9)
OFIRMEV	53.2	—	—
Other	23.1	20.7	11.6
Brands	84.9	54.9	54.6
Specialty Pharmaceuticals Total	$414.3	$308.6	34.3%

Global Medical Imaging
Optiray	$76.0	$88.8	(14.4)%
Other	40.7	50.1	(18.8)
Contrast Media and Delivery Systems	116.7	138.9	(16.0)
Nuclear Imaging	110.4	109.0	1.3
Global Medical Imaging Total	$227.1	$247.9	(8.4)%

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Three Months Ended
	June 27, 2014	Percent of segment Net sales	June 28, 2013	Percent of segment Net sales
Specialty Pharmaceuticals	$125.6	30.3%	$94.8	30.7%
Global Medical Imaging	11.2	4.9%	13.5	5.4%
Segment operating income	136.8	21.3%	108.3	19.5%
Unallocated amounts:
Corporate and allocated expenses	(63.6)		(43.7)
Intangible asset amortization	(51.6)		(8.9)
Restructuring and related charges, net (1)	(24.2)		(12.1)
Separation costs	(1.8)		(44.2)
Total operating income	$(4.4)		$(0.6)

(1)	Includes accelerated depreciation of $0.4 million and $0.8 million for the three months ended June 27, 2014 and June 28, 2013, respectively.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Nine Months Ended
	June 27, 2014	Percent of Net sales	June 28, 2013	Percent of Net sales
Net sales	$1,751.1	100.0%	$1,659.3	100.0%
Cost of sales	948.6	54.2	886.5	53.4
Gross profit	802.5	45.8	772.8	46.6
Selling, general and administrative expenses	561.6	32.1	474.4	28.6
Research and development expenses	123.1	7.0	122.4	7.4
Separation costs	6.6	0.4	70.6	4.3
Restructuring charges, net	53.5	3.1	17.9	1.1
Gains on divestiture and license	(14.7)	(0.8)	(2.2)	(0.1)
Operating income	72.4	4.1	89.7	5.4
Interest expense	(44.9)	(2.6)	(9.6)	(0.6)
Interest income	1.1	0.1	0.1	—
Other (expense) income, net	(0.9)	(0.1)	2.3	0.1
Income from continuing operations before income taxes	27.7	1.6	82.5	5.0
Provision for income taxes	(6.1)	(0.3)	55.9	3.4
Income from continuing operations	33.8	1.9	26.6	1.6
Loss from discontinued operations, net of income taxes	(0.7)	—	(1.3)	(0.1)
Net income	$33.1	1.9	$25.3	1.5

Basic earnings per share:
Income from continuing operations	$0.58		$0.46
Loss from discontinued operations	(0.01)		(0.02)
Net income	0.57		0.44
Diluted earnings per share:
Income from continuing operations	$0.57		$0.46
Loss from discontinued operations	(0.01)		(0.02)
Net income	0.56		0.44
Weighted-average number of shares outstanding(1):
Basic	58.2		57.7
Diluted	59.0		57.7

(1)	For periods prior to the separation from Covidien, weighted-average number of shares reflects the number of ordinary shares of Mallinckrodt outstanding immediately following the separation.

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data, net of tax)

	Nine Months Ended
	June 27, 2014		June 28, 2013
	Net income	Diluted net income per share	Net income	Diluted net income per share (3)
GAAP	$33.1	$0.56	$25.3	$0.44
Adjustments:
Separation costs	6.6	0.11	70.6	1.22
Restructuring and related charges, net (1)	54.0	0.92	20.0	0.35
Amortization expense	75.9	1.29	26.6	0.46
Loss from discontinued operations	0.7	0.01	1.3	0.02
Acquisition related expenses	35.1	0.59	—	—
Inventory step-up expense	10.6	0.18	—	—
Up-front and milestone payments	5.0	0.08	—	—
Gain on intellectual property license	(11.7)	(0.20)	—	—
Significant environmental and legal charges	34.6	0.59	—	—
Income taxes (2)	(64.7)	(1.10)	(19.9)	(0.34)
As adjusted	$179.2	$3.04	$123.9	$2.15

(1)	Includes pre-tax accelerated depreciation of $0.5 million and $2.1 million for the nine months ended June 27, 2014 and June 28, 2013, respectively.

(2)	Includes tax effect of above adjustments and certain effects associated with acquisitions.

(3)	For periods prior to the separation from Covidien, weighted-average number of shares reflects the number of ordinary shares of Mallinckrodt outstanding immediately following the separation.

	Nine Months Ended
	June 27, 2014		June 28, 2013
	Gross profit	Percent of Net sales	Gross profit	Percent of Net sales
GAAP	$802.5	45.8%	$772.8	46.6%
Adjustments:
Amortization expense	75.9	4.3	26.6	1.6
Inventory step-up expense	10.6	0.6	—	—
As adjusted	$889.0	50.8%	$799.4	48.2%

MALLINCKRODT PLC
SEGMENT NET SALES AND OPERATIONAL GROWTH
(unaudited, in millions)

	Nine Months Ended
	June 27, 2014	June 28, 2013	Percent change	Currency impact	Operational growth
Specialty Pharmaceuticals
Specialty Generics and API	$848.5	$763.9	11.1%	(0.1)%	11.2%
Brands	199.6	149.3	33.7	—	33.7
	1,048.1	913.2	14.8	(0.1)	14.9
Global Medical Imaging
Contrast Media and Delivery Systems	340.9	378.5	(9.9)	(1.8)	(8.1)
Nuclear Imaging	327.2	328.2	(0.3)	0.9	(1.2)
	668.1	706.7	(5.5)	(0.5)	(5.0)

Other(1)	34.9	39.4	(11.4)	(6.5)	(4.9)
Net Sales	$1,751.1	$1,659.3	5.5%	(0.5)%	6.0%

(1)	Represents net sales to our former parent.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Nine Months Ended
	June 27, 2014	June 28, 2013	Percent change
Specialty Pharmaceuticals
Methylphenidate ER	$154.3	$88.3	74.7%
Hydrocodone (API) and hydrocodone-containing tablets	75.1	105.2	(28.6)
Oxycodone (API) and oxycodone-containing tablets	101.7	121.0	(16.0)
Other controlled substances	408.6	342.3	19.4
Other	108.8	107.1	1.6
Specialty Generics and API	848.5	763.9	11.1
EXALGO	73.7	92.2	(20.1)
OFIRMEV	58.5	—	—
Other	67.4	57.1	18.0
Brands	199.6	149.3	33.7
Specialty Pharmaceuticals Total	$1,048.1	$913.2	14.8%

Global Medical Imaging
Optiray	$219.4	$243.3	(9.8)%
Other	121.5	135.2	(10.1)
Contrast Media and Delivery Systems	340.9	378.5	(9.9)
Nuclear Imaging	327.2	328.2	(0.3)
Global Medical Imaging Total	$668.1	$706.7	(5.5)%

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Nine Months Ended
	June 27, 2014	Percent of segment Net sales	June 28, 2013	Percent of segment Net sales
Specialty Pharmaceuticals	$344.5	32.9%	$234.8	25.7%
Global Medical Imaging	25.9	3.9%	81.5	11.5%
Segment operating income	370.4	21.6%	316.3	19.5%
Unallocated amounts:
Corporate and allocated expenses	(161.5)		(109.4)
Intangible asset amortization	(75.9)		(26.6)
Restructuring and related charges, net (1)	(54.0)		(20.0)
Separation costs	(6.6)		(70.6)
Total operating income	$72.4		$89.7

(1)	Includes accelerated depreciation of $0.5 million and $2.1 million for the nine months ended June 27, 2014 and June 28, 2013, respectively.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	June 27, 2014	September 27, 2013
Assets
Current Assets:
Cash and cash equivalents	$327.9	$275.5
Accounts receivable, net	437.8	400.8
Inventories	398.3	403.1
Deferred income taxes	357.7	171.1
Prepaid expenses and other current assets	128.6	134.4
Total current assets	1,650.3	1,384.9
Property, plant and equipment, net	1,000.0	997.4
Goodwill	854.2	532.0
Intangible assets, net	1,663.4	422.1
Other assets	255.5	220.2
Total Assets	$5,423.4	$3,556.6

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$14.4	$1.5
Accounts payable	125.3	120.9
Accrued payroll and payroll-related costs	76.4	66.5
Accrued branded rebates	21.6	34.6
Accrued and other current liabilities	400.9	376.7
Total current liabilities	638.6	600.2
Long-term debt	2,201.3	918.3
Pension and postretirement benefits	97.7	108.0
Environmental liabilities	60.9	39.5
Deferred income taxes	772.6	310.1
Other income tax liabilities	123.7	153.1
Other liabilities	200.2	171.8
Total Liabilities	4,095.0	2,301.0
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	11.7	11.5
Ordinary shares held in treasury at cost	(1.9)	—
Additional paid-in capital	1,141.5	1,102.1
Retained earnings	66.6	33.5
Accumulated other comprehensive income	110.5	108.5
Total Shareholders' Equity	1,328.4	1,255.6
Total Liabilities and Shareholders' Equity	$5,423.4	$3,556.6

MALLINCKRODT PLC
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Nine Months Ended
	June 27, 2014	June 28, 2013
Cash Flows From Operating Activities:
Net income	$33.1	$25.3
Loss from discontinued operations, net of income taxes	0.7	1.3
Income from continuing operations	33.8	26.6
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	158.7	102.2
Share-based compensation	14.4	11.4
Deferred income taxes	(20.5)	7.5
Non-cash restructuring charge	2.6	—
Other non-cash items	17.3	(4.3)
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	(25.7)	(137.9)
Inventories	(7.5)	12.3
Accounts payable	(29.0)	(8.9)
Income taxes	(46.9)	39.8
Accrued and other liabilities	53.0	(24.8)
Other	17.9	(17.7)
Net cash provided by operating activities	168.1	6.2
Cash Flows From Investing Activities:
Capital expenditures	(80.1)	(110.5)
Acquisition and intangibles, net of cash acquired	(1,303.2)	(88.1)
Restricted cash	4.1	—
Other	8.7	0.1
Net cash (used in) investing activities	(1,370.5)	(198.5)
Cash Flows From Financing Activities:
Issuance of external debt	1,296.8	898.1
Repayment of external debt	(30.1)	—
Repayment of capital leases	(1.1)	(1.0)
Debt financing costs	(32.2)	(12.0)
Excess tax benefit from share-based compensation	5.2	3.4
Net transfers to parent	—	(515.9)
Proceeds from stock option exercises	19.9	—
Repurchase of shares	(1.9)	—
Other	—	0.1
Net cash provided by financing activities	1,256.6	372.7
Effect of currency rate changes on cash	(1.8)	—
Net increase in cash and cash equivalents	52.4	180.4
Cash and cash equivalents at beginning of period	275.5	—
Cash and cash equivalents at end of period	$327.9	$180.4